UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): March 25, 2025

SAMSARA INC.
(Exact name of registrant as specified in its charter)

Delaware	001-41140	47-3100039
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1 De Haro Street San Francisco, California 94107
(Address of principal executive offices, including zip code)
(415) 985-2400
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock, $0.0001 par value per share	IOT	The New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On March 25, 2025, Andrew Munk, Chief Accounting Officer, informed Samsara Inc. (the “Company”) that he plans to retire and will step down from his position as Chief Accounting Officer, effective as of the end of the day on April 8, 2025. His retirement was not the result of any issues or disagreements with the Company on any matter relating to the Company’s financial statements, internal controls, operations, policies, or practices.
In connection with Mr. Munk’s retirement, Dominic Phillips, the Company’s Chief Financial Officer, will assume the responsibilities of principal accounting officer on an interim basis, effective April 9, 2025, while the Company searches for a replacement.
Mr. Phillips’s biographical information is set forth in the Company’s definitive proxy statement on Schedule 14A, filed with the Securities and Exchange Commission on May 29, 2024, and such information is incorporated herein by reference. No new compensatory arrangements will be entered into with Mr. Phillips in connection with his designation as the Company’s interim principal accounting officer.
There are no family relationships between Mr. Phillips and any other director or executive officer of the Company, and no transactions involving Mr. Phillips that would require disclosure under Item 404(a) of Regulation S-K.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SAMSARA INC.

Date: March 28, 2025	By:	/s/ Adam Eltoukhy
Adam Eltoukhy
Executive Vice President, Chief Legal Officer and Corporate Secretary